Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement of Converted Organics Inc. on Form S-3 of our report dated March 30, 2010 relating to the consolidated financial statements of Converted Organics Inc. appearing in the prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Expert” in such Prospectus.
/s/ CCR LLP
Glastonbury, Connecticut
July 2, 2010